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                                    EXHIBIT 2

                           FORM OF WARRANT CERTIFICATE

                          ORBITAL SCIENCES CORPORATION
             (Incorporated Under the Laws of the State of Delaware)

                 WARRANT TO SUBSCRIBE FOR SHARES OF COMMON STOCK

          VOID AFTER 5:00 P.M., NEW YORK CITY TIME, ON AUGUST 31, 2004


                                                               CUSIP

Number                                                        Warrants
W-
  ----------------                                  ---------------------------

         FOR VALUE RECEIVED, this certifies that SPECIMEN, the registered holder hereof, or registered assignee (the "Holder") is the owner of the number of Warrants specified above, each of which Warrants entitles the Holder, subject to the terms and conditions hereinafter set forth, to purchase from Orbital Sciences Corporation (the "Corporation") one fully paid and nonassessable share of the Corporation's Common Stock, $.01 par value per share (a "Warrant Share"), at any time during the Exercise Period (as defined in the Warrant Agreement referred to below) at the Exercise Price (as defined in the Warrant Agreement).

         The Warrants evidenced by this Warrant Certificate are issued pursuant to and are subject in all respects to the terms and conditions of a Warrant Agreement, dated as of January 16, 2001 (the "Warrant Agreement"), between the Corporation and Fleet National Bank, a national banking association, (the "Warrant Agent"). A copy of the Warrant Agreement may be obtained by the Holder without charge upon written request to the Corporation or the Warrant Agent.

         Upon the occurrence of certain events, as set forth in the Warrant Agreement, the number of Warrant Shares issuable upon exercise of a Warrant may be increased or reduced and the Exercise Price may be adjusted upward or downward or securities other than Warrant Shares may be issued upon exercise of a Warrant.

         The Exercise Price is payable, upon the exercise of a Warrant, in cash by wire transfer of immediately available funds to the Warrant Agent for the account of the Corporation or by certified or official bank check or checks to the order of the Corporation or by any combination thereof or by such other form or method of payment acceptable to the Warrant Agent, all in lawful money of the United States of America. The Warrants represented by this certificate may be exercised or transferred in whole or in part; and in the event of any partial exercise or transfer, the Holder shall be entitled to receive a new Warrant Certificate representing the Warrants which have not been exercised or transferred. No fractional shares will be issued upon the exercise of Warrants; and, as provided in the Warrant Agreement, cash shall be paid in lieu thereof.

         Prior to the exercise of any Warrant represented hereby, the Holder shall not be entitled to any rights of a stockholder of the Corporation, including, without limitation, the right to vote or to receive dividends or other distributions, and shall not be entitled to receive any notice of any proceedings of the Corporation, except as provided in the Warrant Agreement.

         Warrants may be exercised and presented for registration of transfers at the office of the Warrant Agent in Canton, Massachusetts or New York, New York. Prior to any such presentation for registration of transfer, the Corporation and the Warrant Agent may deem and treat the


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registered holder hereof as the absolute owner hereof and of each Warrant represented hereby for all purposes and shall not be affected by any notice to the contrary.

         IN WITNESS WHEREOF, the Corporation has caused this Warrant Certificate to be signed manually or by facsimile by its duly authorized officers, and a facsimile of its corporate seal to be affixed hereunto or imprinted hereon.

Dated:                                     ORBITAL SCIENCES CORPORATION

Countersigned:                      Attest:
    FLEET NATIONAL BANK             By:                 By:
      as Warrant Agent



By:  Authorized Signatory            Secretary                  President




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                    [FORM OF REVERSE OF WARRANT CERTIFICATE]

                                  PURCHASE FORM

         The undersigned hereby irrevocably elects to exercise this Warrant, according to the terms and conditions hereof, to the extent of purchasing ______ shares of Common Stock and hereby makes payment of $________ in payment of the exercise price thereof. If the number of shares shall not be all of the shares purchasable under this Warrant, a new Warrant Certificate for the balance remaining shall be issued in the name of the undersigned or its assignee as indicated on the Assignment Form.

Dated:
        -------------------

                     INSTRUCTIONS FOR REGISTRATION OF STOCK

Name:
      --------------------------------------------------------
              (please typewrite or print in block letters)

Address:
          --------------------------------------------------------------------

                  Signature(s):
                                 -----------------------------------------

                                 -----------------------------------------
                                 NOTICE: The signature(s) must correspond with the name(s) as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:

By:
         --------------------------------
         The signature(s) should be guaranteed by an
         eligible guarantor institution (banks,
         stockbrokers, savings and loan associations
         and credit unions with membership in an
         approved medallion signature guarantee
         program), pursuant to S.E.C. Rule 17Ad-15.

                                   ASSIGNMENT

         FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

Name:
       --------------------------------------------------------
              (please typewrite or print in block letters)

Address:
          ---------------------------------------------------------------------

Its right to purchase ________ shares of Common Stock represented by this Warrant and does hereby irrevocably constitute and appoint _____________________ __________________________ Attorney, to transfer the same on the books of the Company, with full power of substitution in the premises.

Dated:
        -------------------------

                                    Signature(s):
---------------------------------                 -----------------------------
Social Security or other identifying
number of Assignee
                                                  -----------------------------
                                                  NOTICE:  The signature(s)
                                                  must correspond with the
                                                  name(s) as written upon the
                                                  face of the certificate in
                                                  every particular, without
                                                  alteration or enlargement or
                                                  any change whatever.

Signature(s) Guaranteed:

By:
     --------------------------------
     The signature(s) should be guaranteed by
     an eligible guarantor institution (banks,
     stockbrokers, savings and loan
     associations and credit unions with
     membership in an approved medallion
     signature guarantee program), pursuant to
     S.E.C. Rule 17Ad-15.